                                                                      EXHIBIT 16


OFFICE OF THE CHIEF ACCOUNTANT
SECURITIES AND EXCHANGE COMMISSION
450 FIFTH STREET, N.W.
WASHINGTON, D.C. 20549

JUNE 10, 2002

Dear Sir/Madam:

The representations made in this letter are based solely on discussions with and representations from the engagement partner and manager on the audits of the financial statements of this registrant for the two most recent fiscal years. Those individuals are no longer with Arthur Andersen LLP. We have read the first three paragraphs of Item 4 included in the Form 8-K dated June 10, 2002 of Telex Communications, Inc. filed with the Securities and Exchange Commission and have found no basis for disagreement with the statements contained therein.


VERY TRULY YOURS,

/S/ ARTHUR ANDERSEN LLP
-----------------------
ARTHUR ANDERSEN LLP

PEF

CC:      Mr. Gregory W. Richter
         Vice President and Chief
         Financial Officer, Telex
         Communications, Inc.



                                       5